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                                                                    EXHIBIT 99.4

                                   SCHEDULE IV

                          CRUM & FORSTER HOLDINGS CORP.
                                   REINSURANCE
                  YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
                                 (IN THOUSANDS)

                                                                 ASSUMED FROM OTHER
                                CEDED TO OTHER COMPANIES,       COMPANIES, POOLS OR                        PERCENTAGE OF AMOUNT
PERIOD        DIRECT AMOUNT       POOLS OR ASSOCIATIONS             ASSOCIATIONS           NET AMOUNT         ASSUMED TO NET
------        -------------     -------------------------       -------------------        ----------      --------------------
2000            $647,503                (173,330)                     13,558                $487,731               2.8%
2001            $735,643                (236,063)                     41,893                $541,473               7.7%
2002            $840,384                (228,895)                     57,984                $669,473               8.7%